Exhibit 10.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into all the registration statements of Nexus Telocation Systems Ltd., on Form F-3 of our report dated January 31, 2005, relating to the consolidated balance sheets of Shagrir Towing Services Ltd. and its subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004 which report is included in this Annual Report on Form 20-F for the year ended December 31, 2004.

/s/ Fahn Kanne & Co.
Certified Public Accounts (Isr)

Tel-Aviv, Israel
June 29, 2005